Exhibit 99.1

Bridger Aerospace Secures Purchase Agreement for Two Spanish Super Scoopers, Bolstering Aerial Firefighting Power and Paving the Way for 2026 Expansion

Strategic Acquisition Grows World’s Largest Privately Owned Super Scooper Fleet by 33% from 6 to 8 Aircraft

BELGRADE, MT, November 24, 2025– Bridger Aerospace Group Holdings, Inc. (“Bridger” or “Bridger Aerospace”), (NASDAQ: BAER, BAERW), one of the nation’s largest aerial firefighting companies, today announced that it has entered into a purchase agreement for two Canadair CL-215T Amphibious Aircraft from MAB Funding, LLC, the partnership between Bridger, Marathon Asset Management LP and Eyre Street Capital. The purchase increases Bridger’s Super Scooper fleet from six to eight aircraft and solidifies its position as the owner of the largest private Super Scooper fleet in the world.

“The addition of these two Super Scoopers is an incredible step for the Company,” said Sam Davis, Chief Executive Officer of Bridger Aerospace. “We believe this transformative expansion directly enhances our ability to combat increasingly severe wildfires, better serve our government agency partners, and protect communities and critical infrastructure. The Super Scoopers are vital for initial attack and have a long history of effectiveness as the only purpose-built aerial firefighting aircraft. Demand for these assets has been strong and we expect that these aircraft have the potential to drive substantial new revenue and cash flow growth for years to come. We look forward to putting these aircraft to work in 2026 with multiple contract opportunities pending, and building upon our mission to protect lives, property, critical infrastructure and the environment.”

The $50 million transaction for the two Super Scoopers is expected to close before year-end, subject to customary closing conditions.

Two additional Super Scooper aircraft under the Company’s partnership with MAB Funding LLC continue return-to-service work at Bridger’s Spanish subsidiary, Albacete Aero, and are scheduled for completion in 2026. Upon their readiness, Bridger will evaluate the optimal path to integrate these assets into its operational fleet.

With this acquisition, Bridger Aerospace now operates eight Super Scooper aircraft - more than any other private operator worldwide - positioning Bridger for expanded contract awards and increased mission capability heading into the 2026 fire season and beyond.

Venable LLP provided US legal advice and Watson Farley Williams provided Spanish legal advice to Bridger in connection with the transaction.

About Bridger Aerospace

Based in Belgrade, Montana, Bridger Aerospace Group Holdings, Inc. is one of the nation’s largest aerial firefighting companies. Bridger provides aerial firefighting and wildfire management services to federal and state government agencies, including the United States Forest Service, across the nation, as well as internationally. More information about Bridger Aerospace is available at https://www.bridgeraerospace.com.

About Eyre Street Capital

Based in New York City, Eyre Street Capital provides tailored credit solutions to middle-market companies and asset developers that create positive environmental impact.

https://eyrestreet.com/

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Investor Contacts

Alison Ziegler

Darrow Associates

201-220-2678

aziegler@darrowir.com

Media Contact

Devin Johnson

Bridger Aerospace

406-919-5980

d.johnson@bridgeraerospace.com

Forward Looking Statements

Forward Looking Statements Certain statements included in this press release that are not historical facts (including any statements concerning plans and objectives of management for future operations of economic performance, or assumptions or forecasts related thereto) are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “poised,” “positioned,” “potential,” “seem,” “seek,” “future,” “outlook,” “target,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include, but are not limited to, (1) the anticipated closing of the purchase agreement, (2) the anticipated expansion of Bridger’s operations and increased deployment of Bridger’s aircraft fleet, the anticipated benefits therefrom and the ultimate structure of such acquisitions and/or right to use arrangements; (3) Bridger’s business, research and development and growth plans and future financial performance; (4) current and future demand for aerial firefighting services, including the duration or severity of any domestic or international wildfire seasons; (5) Bridger’s potential sources of liquidity and capital resources and financing plans; and (6) Bridger’s remediation plan for its material weaknesses in Bridger’s internal control over financial reporting. These statements are based on various assumptions and estimates, whether or not identified in this press release, and on the current expectations of Bridger’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Bridger. These forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to: the satisfaction of closing conditions, completion of return to service work, successful integration of aircraft (including achievement of synergies and cost reductions), operational and safety risks, the duration and severity of wildfire seasons, competition, customer demand, availability of personnel and equipment, and other risks discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” included in Bridger’s Annual Report filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 14, 2025 for the fiscal year ended December 31, 2024 and in subsequent filings made by Bridger with the SEC from time to time. If any of these risks materialize or Bridger management's assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that Bridger presently does not know or that Bridger currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Bridger’s expectations, plans or forecasts of future events and views as of the date of this press release. Bridger anticipates that subsequent events and developments will cause Bridger’s assessments to change. However, while Bridger may elect to update these forward-looking statements at some point in the future, Bridger specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Bridger’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements contained in this press release.

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